EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

WASTE SERVICES REPORTS RECORD FIRST QUARTER RESULTS
•	Fourth consecutive quarter of double digit growth in revenue and operating profits.

•	First quarter 2007 revenue and EBITDA from continuing operations grew 16.6% and 282%, respectively, over that of prior year.

•	Income (loss) from operations and EBITDA margins improved from a negative 4.9% in the prior quarter to 7.8% and from 6.1% to 20.0%, respectively.

•	Completed the acquisition of our Miami assets and sale of our Arizona operations.

•	Internal revenue growth from price and volume of 7.4%.
BURLINGTON, Ontario, April 24, 2007/PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended March 31, 2007. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue from continuing operations was up 16.6% to $103.3 million compared to $88.6 million in 2006.

•	Internal revenue growth was 7.4%, made up of 5.7% price, 1.0% fuel surcharge, 0.7% volume

•	Acquisitions net of divestitures added $8.3 million of revenue or 9.4%, while the expiration of low margin municipal contracts net of new higher margin municipal contracts accounted for a $0.6 million reduction or 0.7%.

•	Operating income and EBITDA expanded to $8.1 million and $20.7 million with margins improving to 7.8% and 20.0%, respectively.

•	Net loss from continuing operations for the first quarter of 2007 was $3.4 million, or $(0.07) per share, versus a loss of $18.0 million, or $(0.54) per share, for the first quarter of 2006.
“The company continues to exceed expectations in revenue and margin growth”, stated Chairman and CEO David Sutherland-Yoest. “The quarterly results have us on track for our 2007 guidance of $500 million in revenue and EBITDA of $110 million to $115 million and positive free cash flow for the second half and full year 2007. As we continue to grow and expand in our new and existing markets, we are confident that we can continue to improve our margins and look forward to strong results for the remainder of 2007. Using a normalized effective tax rate of 38%, we expect to have positive earnings per share in the second quarter.”
In the first quarter, the company completed the previously announced transactions to acquire certain Miami assets and dispose of our Arizona operations.

2007 Outlook
For fiscal 2007 Waste Services is providing the following guidance:
•	Revenue of approximately $500 million.

•	EBITDA in a range of $110 million to $115 million.

•	Internal revenue growth of about 6%.

•	Capital spending of $55 million to $60 million.

•	Positive free cash flow in second half and full year 2007.
This outlook assumes: (i) no additional acquisitions, other than the completion of transactions previously announced, and (ii) no significant deterioration in economic conditions in Florida or Canada. The company’s guidance is forward looking and actual results may vary, perhaps materially.
Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2007	2006
Net loss from continuing operations	$(3,407)	$(18,026)
Income tax provision	1,737	969
Preferred stock dividends and amortization of issue costs	—	5,697
Interest expense	9,745	7,057
Depreciation, depletion and amortization, continuing operations	12,593	9,717

EBITDA from continuing operations (1)	$20,668	$5,414

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three months ended March 31, 2007 and 2006 (in thousands) (unaudited):

	Ended March 31,
	2007	2006
EBITDA from continuing operations (1)	$20,668	$5,414
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	325	6,578
Other excludable expenses (3)	1,225	1,651

Adjusted EBITDA from continuing operations (1)	$22,218	$13,643

(1)	EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities.

However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.
We will host an investor and analyst conference call on Wednesday, April 25, 2007 at 8:30 a.m. (EDT) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-831-6291 (US and Canada) or 617-213-8860 (International) and enter passcode number 20046428. To hear a web cast of the call over the Internet, access the Home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until May 2, 2007 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 78585762. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2006. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc. is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is located at http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin Johnson
Executive Vice President and Chief Financial Officer
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenue	$103,272	$88,560

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	68,077	62,378
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	14,950	15,237
Impairment of deferred acquisition costs	—	5,612
Depreciation, depletion and amortization	12,593	9,717
Foreign exchange loss (gain) and other	(423)	(81)

Income (loss) from operations	8,075	(4,303)
Interest expense	9,745	7,057
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	—	5,697

Loss from continuing operations before income taxes	(1,670)	(17,057)
Income tax provision	1,737	969

Net loss from continuing operations	(3,407)	(18,026)
Net loss from discontinued operations	(1,204)	(739)
Gain on sale of discontinued operations	938	—

Net loss	$(3,673)	$(18,765)

Basic and diluted loss per share:
Loss per share — continuing operations	$(0.07)	$(0.54)
Loss per share — discontinued operations	(0.01)	(0.02)

Basic and diluted loss per share	$(0.08)	$(0.56)

Weighted average common shares outstanding — basic and diluted	45,972	33,377

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands)

Balance Sheet Data:	March 31,	December 31,
	2007	2006
	(Unaudited)
Cash	$7,520	$8,532
Current assets	$73,119	$71,119
Total assets	$891,798	$865,063
Current liabilities	$88,842	$86,358
Debt:
Senior secured credit facilities:
Revolver	$26,000	$—
Term loan	244,647	245,260
Senior subordinated notes	160,000	160,000
Other notes	3,123	4,828

Total debt	$433,770	$410,088
Shareholders’ equity	$337,610	$339,357

Cash Flow Data:
	Period Ended March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows provided by continuing operations	$11,150	$10,418
Cash flows used in investing activities for continuing operations	$(35,842)	$(15,531)
Cash flows from financing activities of continuing operations	$23,687	$(400)
Capital expenditures from continuing operations	$9,024	$12,347

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED INTERNAL GROWTH RATES AND COUNTRY DATA
(In thousands)

Total Revenue, March 31, 2006	$88,560
Impact on revenue from changes in:
Price	5,905	6.7%
Volume	591	0.7%
Acquisition / Disposition	8,345	9.4%
Gain / Loss of Contracts	(582)	-0.7%
Other	1,125	1.3%
Foreign currency impact	(672)	-0.8%

Total Revenue, March 31, 2007	$103,272

COUNTRY DATA
(In thousands)

	Three Months Ended March 31, 2007
	US		Canada		Total
Revenue	$58,471	100.0%	$44,801	100.0%	$103,272	100.0%
Operating expenses:
Cost of operations	37,245	63.7%	30,832	68.8%	68,077	65.9%
Selling, general and administrative expense	8,647	14.8%	6,303	14.1%	14,950	14.5%
Depreciation, depletion and amortization	8,625	14.8%	3,968	8.9%	12,593	12.2%
Foreign exchange gain and other	(208)	-0.4%	(215)	-0.5%	(423)	-0.4%

Income from operations	$4,162	7.1%	$3,913	8.7%	$8,075	7.8%

	Three Months Ended March 31, 2006
	US		Canada		Total
Revenue	$49,469	100.0%	$39,091	100.0%	$88,560	100.0%
Operating expenses:
Cost of operations	35,154	71.1%	27,224	69.7%	62,378	70.4%
Selling, general and administrative expense	9,165	18.5%	6,072	15.6%	15,237	17.2%
Deferred acquisition costs	438	0.9%	5,174	13.2%	5,612	6.3%
Depreciation, depletion and amortization	5,653	11.4%	4,064	10.4%	9,717	11.1%
Foreign exchange (gain) loss and other	56	0.1%	(137)	-0.4%	(81)	-0.1%

Loss from operations	$(997)	-2.0%	$(3,306)	-8.5%	$(4,303)	-4.9%